        As filed with the Securities and Exchange Commission on October 10, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                ______________

                                MICROTUNE, INC.
            (Exact name of Registrant as specified in its charter)
                                ______________

          Delaware                                              75-288117
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               2201 Tenth Street
                                Plano, TX 75074
                                (972) 673-1600
  (Address, including zip code, of Registrant's principal executive offices)
                                ______________

                         1996 Stock Plan (as amended)
                           2000 Director Option Plan
                       2000 Employee Stock Purchase Plan
                                2000 Stock Plan
                 Options to Purchase Series E Preferred Stock
                           (Full title of the plan)
                                ______________

                              TAMARA G. MATTISON
                      Vice President and General Counsel
                               2201 Tenth Street
                                Plano, TX 75074
                                (972) 673-1600
(Name, address, and telephone number, including area code, of agent for service)

                                  Copies to:
                          CHRISTOPHER J. OZBURN, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                   8911 Capital of Texas Highway, Suite 3350
                               Austin, TX 78759
                                (512) 338-5400
                                ______________

                                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                      Proposed Maximum       Proposed Maximum
   Title of Each Class of Securities            Amount to be           Offering Price       Aggregate Offering        Amount of
            to be Registered                     Registered               Per Share                Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 per share par
value: to be issued under the 1996
Stock Plan (as amended) (1)..........         7,343,684 shares          $ 1.03 (4)              $  7,567,570 (4)       $ 1,998
====================================================================================================================================
Common Stock, $0.001 per share par
value: To be issued under the 2000
Director Option Plan (1).............           150,000 shares          $43.31 (2)              $  6,496,875 (2)       $ 1,716
====================================================================================================================================
Common Stock, $0.001 per share par
value: To be issued under the 2000
Employee Stock Purchase Plan (1).....           400,000 shares         $ 13.60 (3)              $  5,440,000 (3)       $ 1,437
====================================================================================================================================
Common Stock, $0.001 per share par
value: To be issued under the 2000
Stock Plan(1)........................         5,628,526 shares         $ 43.31 (2)              $243,785,533 (2)       $64,360
====================================================================================================================================
Common Stock, $0.001 per share par
value: To be issued under the
options to purchase Series E
Preferred Stock(1)(5)................           440,000 shares(5)      $  8.00 (5)              $  3,520,000 (5)       $   930
====================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1996 Stock Plan (as amended), 2000 Director Option Plan, 2000 Employee Stock Purchase Plan, 2000 Stock Plan and options to purchase Series E Preferred Stock by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 9, 2000.

(3) The exercise price of $13.60 per share, computed in accordance with Rule 457(h), is 85% of the opening price of a share of Common Stock of the Registrant as reported on the Nasdaq National Market on August 4, 2000, the current enrollment date. Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.

(4) The exercise price of $1.03 per share is the weighted average price of the issued and outstanding options to purchase.

(5) The amount to be registered, proposed maximum offering price per share and proposed maximum aggregate offering price reflects the conversion of all preferred stock of the Registrant into shares of Common Stock in August 2000, and the two for one stock split of the Registrant's Common Stock effected in January 2000. The options were originally granted for the purchase of 220,000 shares of Series E Preferred Stock of the Registrant at a per share exercise price of $16.00.

================================================================================

PART II:   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        Microtune, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the following documents:

        1. The Registrant's prospectus filed pursuant to Rule 424(b) on August 4, 2000; and

        2. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-31029) filed on July 14, 2000 and declared effective August 4, 2000, under the Securities Exchange Act of 1934, as amended, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

        The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7. Exemption From Registration Claimed
        -----------------------------------

          Not applicable.

Item 8. Exhibits
        --------

          Exhibit
          Number                             Documents
        ----------- -----------------------------------------------------------
            4.1* Microtune, Inc. 1996 Stock Plan (as amended) and form of agreement thereunder

            4.2* Microtune, Inc. 2000 Employee Stock Purchase Plan and form of agreement thereunder

            4.3* Microtune, Inc. 2000 Director Option Plan and form of agreement thereunder

            4.4* Microtune, Inc. 2000 Stock Plan and form of agreements thereunder

            5.1 Opinion of counsel as to legality of securities being registered

           23.1     Consent of Counsel (contained in Exhibit 5.1)

           23.2     Consent of Independent Auditors

           24.1     Power of Attorney (see page II-7)

           99.1 Series E Preferred Stock Option Agreement between Microtune, Inc. and Barry Koch

           99.2 Series E Preferred Stock Option Agreement between Microtune, Inc. and Rafael del Granado

     * Incorporated by reference to the Exhibits filed with Microtune, Inc.'s Registration Statement on Form S-1 (Registration No. 333-36340) as declared effective by the SEC on August 4, 2000.

Item 9. Undertakings
        ------------

      (a) Rule 415 offering.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on this 9th day of October, 2000.

                                                MICROTUNE, INC.


                                                By: /s/ Douglas J. Bartek
                                                    ---------------------------
                                                    Douglas J. Bartek
                                                    Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J. Bartek and Everett Rogers, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                          Title                                         Date
---------------------------------------------     ------------------------------------                ---------------
/s/ Douglas J. Bartek                             Chief Executive Officer and Chairman                October 9, 2000
---------------------------------------------
Douglas J. Bartek                                 (Principal Executive Officer)

/s/ Everett Rogers                                Chief Financial Officer, (Principal Financial       October 9, 2000
---------------------------------------------
Everett Rogers                                    and Accounting Officer)

/s/ Harvey B. Cash                                Director                                            October 9, 2000
---------------------------------------------
Harvey B. Cash

/s/ Walter S. Ciciora                             Director                                            October 5, 2000
---------------------------------------------
Walter S. Ciciora

/s/ James H. Clardy                               Director                                            October 9, 2000
---------------------------------------------
James H. Clardy
                                                  Director
_____________________________________________
Kenneth J. Langone

/s/ John Norsworthy                               Director                                            October 9, 2000
---------------------------------------------
John Norsworthy

/s/ Phillipe Von Stauffenberg                     Director                                            October 5, 2000
---------------------------------------------
Phillipe Von Stauffenberg

                                                  Director
---------------------------------------------
Lawrence D. Stuart, Jr.

/s/ William P. Tai                                Director                                            October 9, 2000
---------------------------------------------
William P. Tai

_____________________________________________     Vice Chairman
Martin Englmeier